UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 3, 2021
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 Results of Operations and Financial Condition

On May 3, 2021, CURO Group Holdings Corp. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2021. A copy of the press release and a supplemental presentation that will be used in conjunction with its earnings call with investors on May 4, 2021 is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this Item, including the exhibits related hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 8.01 Other Events

On May 3, 2021, the Company announced that its Board of Directors increased and declared a quarterly cash dividend of $0.11 per share pursuant to its dividend program initiated in 2021, which represents a 100% increase compared to the quarterly cash dividends paid in the first quarter of 2021 and in 2020. The dividend is payable on May 27, 2021 to stockholders of record as of the close of business on May 14, 2021. The declaration and amounts of future dividends is within the discretion of the Board, taking into account such considerations as the Board of Directors may deem relevant at the time, including, without limitation, the Company’s financial condition, financial performance, available liquidity and applicable legal requirements.

On May 3, 2021, the Company also announced the authorization of a new share repurchase program for up to $50.0 million of the Company's common stock. The share repurchase program will continue until completed or terminated. Under the share repurchase program, shares may be repurchased in the open market or in privately negotiated transactions at times and amounts considered appropriate by the Company. Any repurchased shares will be available for use in connection with equity plans and for other corporate purposes.

The press release announcing the declaration of a cash dividend and the share repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 3, 2021
99.2	Supplemental Earnings Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3th day of May, 2021.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer